UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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USG CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 11, 2018, Jennifer Scanlon, President and Chief Executive Officer of USG Corporation (the “Company”), sent the following letter to the Company’s employees regarding the proposed transaction with Gebr. Knauf KG.

* * * * *

Letter to Employees

Dear Colleagues:

This morning we announced that we entered into an agreement for Knauf to acquire USG Corporation for $44.00 per share.

USG and Knauf are both highly successful and complementary companies. The combination will create a leading global building products company and allow us to better serve our customers with a more comprehensive portfolio of products, while creating opportunities for our team to be part of a larger, more global organization.

As you know, over the past eighteen months, we implemented a strategy to grow our business. When a proposal was made to purchase the Company, our Board carefully weighed all of our strategic options and determined that this transaction maximizes value and is in the best interests of all of our shareholders. It provides shareholders with significant and certain cash value, and supports what we have heard from shareholders over several months in our conversations with them.

Knauf is a multinational, family-owned producer of building materials based in Germany. They generated $8 billion of revenue in 2017, operating more than 220 factories with 27,000 people worldwide. Knauf is a long-term shareholder of USG, and we have partnered with them on several initiatives over the years.

Throughout the negotiation process, Knauf’s leadership team has indicated they highly value our strong team and that they plan to make significant long-term investments in USG’s operations and people, which will benefit all of USG’s stakeholders, including, employees, customers and suppliers.

USG will continue to be managed locally in the U.S., and Knauf intends to maintain USG’s existing corporate headquarters in Chicago and its facilities in North America.

Signing the agreement is the first step toward completing the sale. The next steps will be for USG and Knauf to obtain shareholder and regulatory approvals. It is difficult to predict with certainty when the sale will close, but we expect it to close in early 2019, subject to the receipt of shareholder and regulatory approvals.

For now, it is business as usual. We must continue to work safely, run our business and serve our customers. Knauf and USG will remain two independent companies until closing. I need everyone to remain focused on our key priorities:

•	Putting customers first and completing the Order to Cash Project

•	Driving top line growth through our strategic and business unit initiatives

•	Implementing Advanced Manufacturing programs

•	Improving profitability by focusing on enhancing operating margins

•	Increasing employee engagement to make USG a great place to work for everyone

These priorities are as important to the Company’s success today as they were when we issued them at the start of the year.

You can find the press release we issued today here [LINK]. We are committed to keeping you informed as we have more to share. In the coming weeks, the Knauf team will communicate with many employees so they can share their vision for the combined company.

As a reminder, please refer all media inquiries to Kathleen Prause at kprause@usg.com and all investor inquiries to Bill Madsen at investorrelations@usg.com.

I am very proud of the efforts of all USG employees who have made our Company so successful and ultimately so valuable. Thank you all for your hard work and dedication to USG.

Regards,

Jenny

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, statements regarding the proposed transaction with Gebr. Knauf KG (“Knauf”). In some cases, forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “may,” “will be,” “will continue,” “will likely result” and similar expressions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability, liquidity and future value. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update any forward-looking statement.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be completed are the following: the failure to obtain the necessary Company stockholder approval for the proposed transaction; the failure to obtain necessary regulatory or other governmental approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on the Company; continued availability of financing or alternatives for the financing provided in the Knauf debt commitment letter; the failure to satisfy required closing conditions; the potential impact on the USG Boral JV in the event the proposed transaction is not completed; the risk that the proposed transaction may not be completed in a timely manner or at all; the effect of restrictions placed on the Company and its subsidiaries’ ability to operate their businesses under the merger agreement, including the Company’s ability to pursue alternatives to the proposed transaction; the risk of disruption resulting from the proposed transaction, including the diversion of the Company’s management’s attention from ongoing business operations; the effect the announcement of the proposed transaction on the Company’s ability to retain and hire key employees; the effect of the announcement of the proposed transaction on the Company’s business relationships, operating results and businesses generally; the outcome of any legal proceedings that may be instituted against the Company related to the proposed transaction; the amount of the costs, fees, expenses and charges related to the proposed transaction; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement.

Information describing other risks and uncertainties affecting the Company that could cause actual results to differ materially from those in forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, the “Risk Factors” in our most recent Annual Report on Form 10-K.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving the Company and Knauf. In connection with the proposed transaction, the Company intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s website, www.usg.com, and Company stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from the Company. In addition, the documents (when available) may be obtained free of charge by a request in writing to the Company at 550 West Adams Street, Chicago, Illinois 60661-3676, attention: Corporate Secretary.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on March 29, 2018, the Company’s proxy supplement, which was filed with the SEC on April 20, 2018, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 14, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.